Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-142956) of JMP Group Inc. of our report dated March 12, 2008 relating to the financial statements and financial statement schedules which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, CA

March 12, 2008